Exhibit 10.1

ASIA SILICON TECHNOLOGY HOLDINGS INC.

(incorporated in the Cayman Islands with limited liability)

Share Option Scheme adopted by Asia Silicon Technology Holdings Inc.

Pursuant to Board Resolutions dated 15th August 2007 and Shareholders

Resolutions dated 21st February 2008

INDEX

Paragraph	Heading	Page no.
1	Definitions	1

2	Purpose and administration	6

3	Grant of Options	7

4	Subscription Price and Maximum Number of Shares to be issued under the Scheme	9

5	Exercise of Options	9

6	Early termination of Option Period	13

7	Reorganisation of Capital Structure	14

8	Change in Control	15

9	Cancellation of Options	16

10	Share capital	16

11	Disputes	16

12	Alteration of this Scheme	16

13	Termination	16

14	Miscellaneous	17

1.	DEFINITIONS

1.1	In this Scheme, except where the context otherwise requires, the following expressions shall have the following meanings:

“Acceptance Date”	the date of acceptance of an Offer by the relevant Eligible Participant which shall be the date of grant of the Option under the Offer;

“Adoption Date”	the date on which this Scheme is adopted by the Company by passing of the necessary resolution in general meeting or by way of written resolution of all the shareholders of the Company;

“Auditors”	the auditors for the time being of the Company;

“Acceptance Date”	the board of Directors or a duly authorised committee thereof;

“Business Day(s)”	any day on which the Stock Exchange is open for the business of dealing in securities;

“Change in Control”	Means any of the following, so long as it shall occur prior to the Listing Date:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (for the purposes of this definition a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then-outstanding shares of the Company (for the purposes of this definition the “Outstanding Shares”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Group, (B) any acquisition by the Group, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Group or any affiliate of the Group or a successor, or (D) any acquisition by any entity pursuant to a transaction described in sub-sections (c)(l), (2) or (3) below;

(b)    individuals who, as of Adoption Date, constitute the Board (for the purposes of this definition, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent

to      the Adoption Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Group, a sale or other disposition of all or substantially all of the assets of the Company, [or the acquisition of assets or stock of another entity by the Group] (for the purposes of this definition each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (for the purposes of this definition, a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power

of      the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (c) above.

“Company”	Asia Silicon Technology Holdings Inc., a company incorporated in the Cayman Islands with limited liability;

“Control”	means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

“Director(s)”	director(s) of the Company for the time being;

“Eligible Employee”	any employee (whether full time or part time, including any executive director but excluding any non-executive director) of the Company or any Subsidiary;

“Eligible Participants”	any director or mid-level to senior management personnel of the Group who may be invited by the Board to take up Options as referred to in paragraph 3.1;

“Entitlement Shares”	the maximum number of Shares which a Grantee is entitled to subscribe by exercising the Option he has been granted by accepting the Offer;

“Grantee”	any Eligible Participant who accepts the Offer in accordance with the terms of this Scheme or (where the context so permits and as referred to in paragraph 5.5(a)) his Personal Representative;

“Group”	the Company and its Subsidiaries and “member(s) of the Group” shall be construed accordingly;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Latest Practicable Date”	the latest practicable date prior to the printing of the Prospectus for the purpose of ascertaining certain information contained in the Prospectus as specified in the Prospectus;

“Listing Date”	the date on which the Shares first commence trading on the Stock Exchange;

“Offer”	an offer for the grant of an Option made in accordance with paragraph 3.3;

“Offer Date”	the date, which must be a Business Day, on which an Offer is made to an Eligible Participant;

“Offer Price”	has the meaning ascribed thereto in the Prospectus;

“Option”	an option to subscribe for the Shares granted pursuant to this Scheme;

“Option Close Date”	a date defined pursuant to paragraph 2.3 of this Scheme;

“Option Period”	in respect of any particular Option, a period to be determined and notified by the Board to the Grantee thereof as stated in the Offer (such period may not commence earlier than the first day immediately following the expiry of six (6) months after the Listing Date and may not end on a date later than the expiry of ten (10) years from the date of grant of that Option);

“Personal Representatives”	the person or persons who, in accordance with the laws of succession applicable in respect of the death of a Grantee (being an individual), is or are entitled to exercise the Option granted to such Grantee;

“Prospectus”	the prospectus to be issued by the Company in connection with, among other matters, the offer for subscription of Shares by the Company by way of public offer and placing and the proposed listing of the Shares on the Stock Exchange;

“Scheme”	this Share Option Scheme in its present form or as may be amended in accordance with paragraph 12;

“Shares”	shares of US$0.01 each of the Company, or, if there has been a subdivision, consolidation, reclassification or reconstruction of the share capital of the Company, shares forming part of the ordinary equity share capital of the Company of such other nominal amount as shall result from any such subdivision, consolidation, reclassification or reconstruction;

“Stock Exchange”	New York Stock Exchange or Nasdaq Global Market;

“Subscription Price”	US$500.00;

“Subsidiary”	Asia Silicon Technology Holdings Limited and Jiangsu Zhongneng Polysilicon Technology Development Co. Ltd.; and

“US$”	United States dollars.

1.2	In this Scheme:

(a)	paragraph headings are for ease of reference only and shall be ignored in construing this Scheme;

(b)	references to paragraphs or sub-paragraphs are references to paragraphs or sub-paragraphs hereof;

(c)	words importing the singular include the plural and vice versa;

(d)	words importing one gender include both genders and the neuter and vice versa;

(e)	references to persons include bodies corporate and unincorporated, partnerships, sole proprietorships, organizations, associations, enterprises and entities of any other kind whether or not having separate legal identity;

(f)	references to any statutory provisions or rules prescribed by any statutory bodies shall include the same as from time to time amended, consolidated and re-enacted;

(g)	references to any statutory body shall include the successor thereof and any body established to replace or assume the functions of the same; and

(h)	any reference to a time of a day in this Scheme is a reference to Hong Kong time.

2.	PURPOSE AND ADMINISTRATION

2.1	The purpose of this Scheme is to recognise and reward the contribution of certain Eligible Participants to the growth and development of the Group and the proposed listing of the Shares on the Stock Exchange

2.2	This Scheme shall be subject to the administration of the Board whose decision on all matters arising in relation to this Scheme or their interpretation or effect shall (save as otherwise provided herein) be final and binding on all persons who may be affected thereby.

2.3	Subject to paragraph 13, this Scheme shall be valid and effective until the earlier of (i) 9:00 a.m. on the Listing Date and (ii) a Change in Control (the “Option Close Date”), after which period no further Options may be issued but the provisions of this Scheme shall remain in force to the extent necessary to give effect to the exercise of any Options granted or exercised prior thereto or otherwise as may be required in accordance with the provisions of this Scheme.

2.4	A Grantee shall ensure that the acceptance of an Offer, the holding and exercise of his Option in accordance with this Scheme, the allotment and issue of Shares to him upon the exercise of his Option and the holding of such Shares are valid and comply with all laws, legislation and regulations including all applicable exchange control, fiscal and other laws to which he is subject. The Board may, as a condition precedent of making an Offer and allotting Shares upon an exercise of an Option, require an Eligible Participant to produce such evidence as it may reasonably require for such purpose.

3.	GRANT OF OPTIONS

3.1	The Board shall, in accordance with the provisions of this Scheme and at any time within a period commencing from the Adoption Date and the Option Close Date, be entitled to but do not have the obligation to grant to any Eligible Participant an Option to subscribe for such number of Shares (being a board lot for dealings in the Shares on the Stock Exchange or an integral multiple thereof) as the Board shall, subject to paragraph 7, determine.

(For the avoidance of doubt, the grant of any options by the Company for the subscription of Shares or other securities of the Group to any person who fall within any of the classes of Eligible Participants shall not, by itself, unless the Board otherwise determines, be construed as a grant of Option under this Scheme.)

3.2	The eligibility of any of the Eligible Participants to an Offer shall be determined by the Board from time to time on the basis of the Board’s opinion as to his contribution to the development and growth of the Group and to the proposed listing of the Shares on the Stock Exchange. The Board may in its absolute discretion specify such conditions as it thinks fit when making an Offer to an Eligible Participant (including, without limitation, as to any performance criteria which must be satisfied by the Eligible Participant and/or the Company and/or its Subsidiaries before an Option may be exercised, if any), provided that such conditions shall not be inconsistent with any other terms and conditions of this Scheme.

3.3	An Offer shall be made to an Eligible Participant in writing (and unless so made shall be invalid) in such form as the Board may from time to time determine, either generally or on a case-by-case basis, specifying the number of Shares, the Subscription Price and the Option Period in respect of the Option under the relevant Offer (including the minimum period, for which the Option (or any part thereof) must be held before it can be exercised) and the conditions to which the grant is subject; such Offer shall remain open for acceptance by the Eligible Participant concerned (and by no other person) during the period from the Offer Date to the earlier of (i) the expiry of a period of 21 days from the Offer Date; or (ii) the Latest Practicable Date.

3.4	An Offer shall state, in addition to the matters specified in paragraph 3.3, the following:

(a)	the Offer Date;

(b)	the name, address and position of the Eligible Participant;

(c)	the number of Shares in respect of which the Offer is made and the Subscription Price for such Shares;

(d)	the Option Period in respect of which the Offer is made or, as the case may be, the Option Period in respect of separate parcels of Shares comprised in the Offer;

(e)	the last date by which the Offer must be accepted (which may not be later than the earlier of (i) the expiry of 21 days from the Offer Date; or (ii) the Latest Practicable Date);

(f)	the procedure for acceptance (as described in paragraph 3.5 hereof);

(g)	that the amount paid for the grant of the Option is not refundable and shall not in any circumstances be, or be deemed to be, a part payment of the Subscription Price;

(h)	the performance target(s) (if any) that must be attained by the Eligible Participant and/or the Company and/or its Subsidiaries before any Option can be exercised;

(i)	such other terms and conditions of the Offer as may be imposed by the Board as are not inconsistent with this Scheme; and

(j)	a statement requiring the Eligible Participant to undertake to hold the Option on the terms on which it is to be granted and to be bound by the provisions of this Scheme including, without limitation, the conditions specified in paragraphs 2.4, 5.1, 5.2, 14.8 to 14.12, inclusive.

3.5	An Offer shall have been accepted by an Eligible Participant in respect of all Shares which are subject to the Option being offered to such Eligible Participant when the duplicate letter comprising acceptance of the Offer duly signed by the Eligible Participant together with a remittance in favour of the Company of US$1.00 by way of consideration for the grant thereof is received by the Company within such time as may be specified in the Offer (which shall not be later than the earlier of (i) the expiry of 21 days from the Offer Date; or (ii) the Latest Practicable Date). Such remittance shall in no circumstances be refundable.

3.6	Any Offer may be accepted by an Eligible Participant in such a way that under the Option granted, the Grantee has the right to subscribe for a number of Shares which is less than that originally stated in the Offer (provided that the number of Shares covered by the Option as accepted shall be a board lot for dealings in the Shares on the Stock Exchange or an integral multiple thereof). The number of Shares covered by the Option as accepted shall be clearly stated in the Offer; and the acceptance letter must be duly signed by such Eligible Participant and received by the Company together with a remittance in favour of the Company of US$1.00 by way of consideration for the grant thereof within such time as may be specified in the Offer (which may not be later than the earlier of (i) the expiry of 21 days from the Offer Date; or (ii) the Latest Practicable Date). Such remittance shall in no circumstances be refundable.

3.7	Upon an Offer being accepted by an Eligible Participant in whole or in part in accordance with paragraph 3.5 or 3.6, an Option in respect of the number of Shares in respect of which the Offer is so accepted will be deemed to have been granted by the Company to such Eligible Participant on the date of such acceptance. To the extent that the Offer is not accepted within the time specified in the Offer in the manner indicated in paragraph 3.5 or 3.6, it will be deemed to have been irrevocably declined.

3.8	The Option Period of an Option may not end later than ten (10) years after the date of grant of such Option.

4.	MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER THE SCHEME

4.1	The total number of Shares which may be issued upon exercise of all Options to be granted under the Scheme shall not exceed 5% of the total number of Shares in issue as of the Adoption Date.

4.2	The total number of Shares issued or to be issued to any Grantee upon exercise of the Option granted to that Grantee (including both exercised and outstanding Options) within any twelve-month period shall not exceed 2% of the total number of Shares in issue.

5.	EXERCISE OF OPTIONS

5.1	An Option can only be exercised after either of the following events have occurred:

(i)

(a) commencement of listing and trading of Shares on the Stock Exchange; and

(b) the Stock Exchange granting the approval for the listing of and permission to deal in any Shares to be allotted and issued by the Company pursuant to the exercise of Options in accordance with the terms and conditions of this Scheme;

or

(ii)	a Change in Control, prior to the Listing Date, and the Board has elected to accelerate the exercisability of the Options.

If either of the foregoing conditions are not satisfied (which in the case of condition clause (i) above must be satisfied on or before 30 days after the date of the Prospectus and in the case of clause (ii) must be satisfied prior to the Listing Date), this Scheme and any Options granted under this Scheme shall forthwith lapse and no Grantee shall be entitled to any rights or benefits in respect of any such Options or otherwise under this Scheme.

5.2	An Option shall be personal to the Grantee and shall not be transferable or assignable. No Grantee shall in any way. sell, transfer, charge, mortgage, encumber or otherwise dispose of or create any interest (whether legal or beneficial) whatsoever in favour of any third party over or in relation to any Option or enter into any agreement to do so. Any breach of the foregoing by a Grantee shall entitle the Company to cancel any Option granted to such Grantee to the extent not already exercised.

5.3	There is no general provision which requires that any Option granted under the Scheme shall be exercisable only after any performance target is met by the Grantee; however, the Board may in its sole discretion set the conditions for the exercise of the Option so long as such conditions are set out clearly in the Offer granting the Option. In any event, any Option, in the absence of acceleration by the Board prior to the Listing Date, must be exercised according to the schedule below:

Years within the Option Period	Cumulative percentage of Entitlement Shares a Grantee is allowed to subscribe
1st	25%
2nd	50%
3rd	75%
4th	100%

5.4	Subject to paragraphs 2.4 and 14.8 and the fulfillment of all terms and conditions set out in the Offer, including the fulfillment of the minimum period for which an Option must be held (as described in paragraph 5.3) before it can be exercised and the attainment of any performance targets stated therein (if any), an Option shall be exercisable in whole or in part in the circumstances and in the manner as set out in paragraphs 5.5, 5.6 and 8 by giving notice in writing to the Company stating that the Option is thereby exercised and the number of Shares in respect of which it is so exercised. Each such notice must be accompanied by a remittance for the full amount of the aggregate Subscription Price for Shares in respect of which the notice is given. Within thirty [(30)] days (seven (7) days in the case of an exercise pursuant to paragraph 5.5(c) or 8) after receipt of the notice and, where appropriate, receipt of the certificate of the Auditors or the independent financial advisers pursuant to paragraph 7, the Company shall accordingly allot and issue the relevant number of Shares to the Grantee (or, in the event of an exercise of Option by a Personal Representative pursuant to paragraph 5.5(a), to the estate of the Grantee) fully paid and issue and deliver to the Grantee (or his estate in the event of an exercise by his Personal Representative as aforesaid) a share certificate for the Shares so allotted and issued.

5.5	Subject to the terms herein provided, an Option may (and may only) be exercised by the Grantee at any time or times during the Option Period provided that:

(a)	if the Grantee is an Eligible Employee and in the event of his ceasing to be an Eligible Employee by reason of his death or ill-health or retirement in accordance with his contract of employment before exercising the Option in full and none of the events which would be a ground for termination of his employment under sub-paragraph 6.1(c) arise, his Personal Representative(s) or, as appropriate, the Grantee, may exercise the Option (to the extent that he is entitled to under paragraph 5.3 but has not already exercised) in whole or in part in accordance with the provisions of paragraph 5.4 within a period of 12 months following the date of cessation of employment which date shall be the last day on which the Grantee is at work with the Group whether salary is paid in lieu of notice or not;

(b)	if the Grantee is an Eligible Employee and in the event of his ceasing to be an Eligible Employee by reason of dismissal by the Company or his resignation in accordance with his contract of employment and none of the events which would be a ground for termination of his employment under sub-paragraph 6.1(c) arise, the Grantee may exercise the Option (to the extent that he is entitled to under paragraph 5.3 but has not already exercised) in whole or in part in accordance with the provisions of paragraph 5.4 within a period of 3 months following the date of cessation of employment which date shall be the last day on which the Grantee is at work with the relevant Member of the Associate Group whether salary is paid in lieu of notice or not. If the Grantee is an Eligible Employee and in the event of termination of his employment on one or more grounds specified in paragraph 6.1(c) before the Option has been exercised in full, the Option (to the extent that he is entitled to under paragraph 5.3 but has not already exercised) shall lapse on the date of cessation or termination and not be exercisable unless the Board determine otherwise, in which case, the Grantee may exercise the Option (to the extent that he is entitled to under paragraph 5.3 but has not already exercised) in whole or in part in accordance with the provisions of paragraph 5.4 within such period as the Board may determine following the date of such cessation or termination. The date of cessation or termination as aforesaid shall be the last day on which the Grantee was actually at work with the relevant Member of the Associate Group whether salary is paid in lieu of notice or not;

(c)	if a general offer by way of take-over is made to all the shareholders of the Company (other than by way of scheme of arrangement pursuant to paragraph 5.5(d) below) (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) with the terms of the offer having been approved by the holders of not less than nine-tenths in value of the Shares comprised in the offer within 4 months from the date of the offer and the offeror thereafter gives a notice to acquire the remaining Shares, the Company shall give notice thereof to the Grantee and the Grantee (or his personal representative if he is deceased) may by notice in writing to the Company within 14 days after the offer has become unconditional exercise the Option (to the extent that, on the date of the notice of the offeror, he is entitled to under paragraph 5.3 but has not already exercised) to its full extent or to the extent specified in such notice;

(d)	if a general offer by way of scheme of arrangement is made to all shareholders of the Company and it has been approved by the necessary number of shareholders of the Company at the requisite meetings, the Company shall give notice thereof to the Grantee. The Grantee (or his personal representative(s) if he is deceased) may by notice in writing to the Company within [14] days of the notice of the offeror exercise the Option (to the extent that, on the date of the notice of the offeror, he is entitled to under paragraph 5.3 but has not already exercised) to its full extent or to the extent specified in such notice;

(e)	if a notice is given by the Company to its shareholders to convene a general meeting for the purposes of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company, other than for the purposes of a reconstruction, amalgamation or scheme of arrangement, the Company shall on the same date as or soon after it dispatches such notice to convene the general meeting give notice thereof to all Grantees; thereupon, each Grantee (or his legal personal representative(s) if he is deceased) may by notice in writing to the Company (such notice shall be received by the Company not later than 2 Business Days prior to the proposed general meeting) exercise the Option either to its full extent or to the extent specified in such notice; such notice is to be accompanied by a remittance for the full amount of the aggregate Subscription Price for the Shares in respect of such the notice is given, whereupon the Company shall as soon as possible and, in any event, no later than the Business Day immediately prior to the date of the proposed general meeting allot the relevant Shares to the Grantee credited as fully paid;

(f)	in the event a compromise or arrangement between the Company and its shareholders or creditors is proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies (other than a general offer or a scheme of arrangement contemplated in paragraphs 5.5(c) and 5.5(d) above), the Company shall give notice thereof to the Grantee on the same date as it dispatches the notice which is sent to each shareholder or creditor of the Company summoning the meeting to consider such a compromise or arrangement; thereupon the Grantee (or his personal representative(s) if the Grantee is deceased) may forthwith and until the expiry of the period commencing with such date and ending with the earlier of (i) the expiry of 2 calendar months thereafter and (ii) the date on which such compromise or arrangement is sanctioned by the court, exercise any of his Options (to the extent that it has become exercisable and has not already been exercised) whether in full or in part, but the exercise of an Option as aforesaid shall be conditional upon such compromise or arrangement being sanctioned by the court and becoming effective. Upon such compromise or arrangement becoming effective, all Options shall lapse except insofar as previously exercised under the Scheme. The Company may require the Grantee (or the personal representative(s) if the Grantee is deceased) to transfer or otherwise deal with the Shares issued as a result of the exercise of Options in these circumstances SO as to place the Grantee in the same position as nearly as would have been the case had such Shares been subject to such compromise or arrangement.

5.6	Shares to be allotted and issued upon the exercise of an Option will be subject to all the provisions of the articles of association of the Company for the time being in force and will rank pari passu in all respects with the then existing fully paid Shares in issue on the date on which the Option is duly exercised or, if that date falls on a day when the register of members of the Company is closed, the first day of the re-opening of the register of members (“Exercise Date”) and accordingly will entitle the holders thereof to participate in all dividends or other distributions paid or made on or after the Exercise Date other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor shall be before the Exercise Date. Any Shares allotted and issued upon the exercise of an Option shall not carry voting rights until the name of the Grantee has been duly entered on the register of members of the Company as the holder thereof.

6.	LAPSE OF OPTION

6.1	The Option Period in respect of any Option shall automatically terminate and that Option (to the extent that it has become exercisable but has not already been exercised) shall lapse on the earliest of:

(a)	the expiry of the Option Period;

(b)	the expiry of any of the periods referred to in paragraph 5.5;

(c)	in respect of a Grantee who is an Eligible Employee as at the date of grant of the Option, the date on which the Grantee ceases to be an Eligible Employee by reason of termination of his employment on any one or more of the grounds that he has been guilty of persistent or serious misconduct, or has committed any act of bankruptcy or has become insolvent or has made any arrangement or composition with his creditors generally, or has been convicted of any criminal offence (other than an offence which in the opinion of the Board does not bring the Grantee or the Group into disrepute);

(d)	in respect of a Grantee other than an Eligible Employee, the date on which the Board shall at its absolute discretion determine that (i) (aa) the Grantee has committed any breach of any contract entered into between the Grantee on the one part and the Group on the other part; or (bb) the Grantee has committed any act of bankruptcy or has become insolvent or is subject to any winding-up, liquidation or analogous proceedings or has made any arrangement or composition with his creditors generally; or (cc) the Grantee could no longer make any contribution to the growth and development of the Group by reason of the cessation of its relations with the Group or by any other reason whatsoever; and (ii) the Option shall lapse as a result of any event specified in paragraph 6.1(d)(i)(aa) to (cc) above;

(e)	the date on which the Board shall exercise the Company’s right to cancel the Option by reason of a breach of paragraph 5.2 by the Grantee in respect of that or any other Option or a breach of any conditions pursuant to which the Option is granted; and

(f)	the date on which the Board has resolved that the Grantee does not satisfy or fails to observe such conditions, restrictions or limitations, if the Option is granted subject to any such conditions, restrictions or limitations.

6.2	A resolution of the Board to the effect that the employment of a Grantee has been terminated on one or more of the grounds specified in paragraph 6.1(c) or that any event referred to in paragraph 6.1(d)(i) has occurred shall be conclusive and binding on all persons who may be affected thereby.

6.3	Transfer of employment of a Grantee who is an Eligible Employee from one member of the Group to another member of the Group shall not be considered cessation of employment. It shall not be considered cessation of employment if a Grantee who is an Eligible Employee is placed on such leave of absence which is considered by the directors of the relevant member of the Group not to be a cessation of employment of the Grantee.

7.	REORGANISATION OF CAPITAL STRUCTURE

7.1	In the event of any alteration in the capital structure of the Company whilst any Option remains exercisable or this Scheme remains in effect, and such event arises from a capitalization issue, rights issue, consolidation or sub-division of Shares or reduction of the share capital of the Company, the Company shall instruct the Auditors or an independent financial adviser to certify in writing the adjustment, if any, that ought in their opinion fairly and reasonably to be made either generally or as regards any particular Grantee, to:

(a)	the number or nominal amount of Shares to which this Scheme or any Option(s) relate(s) (insofar as it is/they are unexercised); and/or

(b)	the Subscription Price of any Option; and/or

(c)	(unless the relevant Grantee elects to waive such adjustment) the number of Shares comprised in an Option or which remains comprised in an Option,

and an adjustment as so certified by the Auditors or such independent financial adviser shall be made, provided that:

(i)	any such adjustment shall give the Grantee the same proportion of the issued share capital of the Company for which such Grantee would have been entitled to subscribe had he exercised all the Options held by him immediately prior to such adjustment;

(ii)	no such adjustment shall be made the effect of which would be to enable a Share to be issued at less than its nominal value;

(iii)	no such adjustment shall be made the effect of which would be to increase the proportion of the issued share capital of the Company for which any Grantee would have been entitled to subscribe had he exercised all the Options held by him immediately prior to such adjustment; and

(iv)	the issue of Shares or other securities of the Group as consideration in a transaction shall not be regarded as a circumstance requiring any such adjustment.

7.2	If there has been any alteration in the capital structure of the Company as referred to in paragraph 7.1, the Company shall (upon receipt of a notice from a Grantee in accordance with paragraph 5.4) inform the Grantee of such alteration and shall either inform the Grantee of the adjustment to be made in accordance with the certificate of the Auditors or the independent financial adviser obtained by the Company for such purpose or, if no such certificate has yet been obtained, inform the Grantee of such fact and instruct the Auditors or the independent financial adviser as soon as practicable thereafter to issue a certificate in that regard in accordance with paragraph 7.1.

7.3	In giving any certificate under this paragraph 7, the Auditors or the independent financial adviser appointed under paragraph 7.1 shall be deemed to be acting as experts and not as arbitrators and their certificate shall, in the absence of manifest error, be final, conclusive and binding on the Company and all persons who may be affected thereby.

8.	CHANGE IN CONTROL

(a) If, at any time prior to the Listing Date a Change in Control occurs, all unexercised Options shall, irrespective of the requirements of paragraph 5.3 and as determined by the Board in its sole discretion, either: (i) become immediately exercisable or (ii) be adjusted in the manner described in paragraph 8(b). As soon as practicable, but no later than seven (7) days after such Change in Control has occurred, the Company shall give notice to the Grantees of its determination and, in the case of clause (i), the Grantee (or his Personal Representative) may by notice in writing to the Company within fourteen (14) days of receiving such notice of Change in Control exercise all unexercised Options.

(b) Upon the occurrence of a Change in Control the Board, in its sole discretion, may in such a manner and to such extent and at such time as it deems appropriate and equitable under the circumstances, adjust the terms of the Option so long as such action shall be intended to permit the participants to realize the benefits intended to be conveyed by the Option(s).

9.	CANCELLATION OF OPTIONS

Subject to paragraphs 5.1 and 5.2, any Option granted but not exercised may not be cancelled except with the written consent of the relevant Grantee and the prior approval of the Board; provided that upon a Change in Control any Option granted but not exercised may, pursuant to paragraph 8, be cancelled or adjusted in the sole discretion of the Board and the affected Grantee(s) shall not be entitled to any rights or benefits in respect of any such Option(s) or otherwise under this scheme.

10.	SHARE CAPITAL

The exercise of any Option shall be subject to the members of the Company in general meeting approving any necessary increase in the authorised share capital of the Company. Subject thereto, the Directors shall make available sufficient authorised but unissued share capital of the Company to allot the Shares on the exercise of any Option.

11.	DISPUTES

Any dispute arising in connection with this Scheme (whether as to the number of Shares the subject of an Option, the amount of the Subscription Price or otherwise) or any adjustment under paragraph 7.1 shall be referred to the decision of the Auditors who shall act as experts and not as arbitrators and whose decision shall, in the absence of manifest error, be final, conclusive and binding on all persons who may be affected thereby.

12.	ALTERATION OF THIS SCHEME

12.1	Subject to paragraphs 12.2 and 12.3, this Scheme may be altered in any respect by a resolution of the Board.

12.2	Subject to paragraph 12.3, any alterations to the terms and conditions of this Scheme which are of a material nature or any change to the terms of Options shall be approved by the shareholders of the Company except where the alterations take effect automatically under the existing terms of this Scheme.

12.3	Any change to the authority of the Board in relation to any alteration to the terms of this Scheme must be approved by the shareholders of the Company in general meeting.

12.4	Save as the aforesaid and except as permitted under the Listing Rules as may be effective from time to time, no amendments shall be made to the provisions under the Scheme.

13.	TERM AND TERMINATION OF THE SCHEME

13.1	The Scheme shall be valid for a period often years from the date on which Scheme is adopted.

13.2	The Board may, by resolution, at any time terminate the operation of this Scheme prior to the expiration of the term of this Scheme as stipulated in Clause 13.1 hereof; in such event no further Options will be offered and, within the sole discretion of the Board, the provisions of this Scheme shall remain in force to the extent necessary to give effect to the exercise of any Options (to the extent that he is entitled to under paragraph 5.3 but has not already exercised) granted prior thereto.

14.	MISCELLANEOUS

14.1	This Scheme shall not form part of any contract of employment between the Group and any Eligible Employee and the rights and obligations of any Eligible Employee under the terms of his office or employment shall not be affected by his participation in this Scheme or any right which he may have to participate in it and this Scheme shall afford such an Eligible Employee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

14.2	This Scheme shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against the Company directly or indirectly or give rise to any cause of action at law or in equity against the Company.

14.3	The Company shall bear the costs of establishing and administering this Scheme, including any costs of the Auditors or any independent financial adviser in relation to the preparation of any certificate by them or provision of any other service in relation to this Scheme.

14.4	A Grantee shall be entitled to receive copies of all notices and other documents sent by the Company to holders of the Shares at the same time or within a reasonable time of any such notices or documents being sent to holders of Shares.

14.5	Any notice or other communication between the Company and a Grantee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its principal place of business in Hong Kong and, in the case of the Grantee, his address in Hong Kong or the PRC as notified to the Company from time to time or, if none or incorrect or out of date, his last place of employment with the relevant member of the Group.

14.6	Any notice or other communication if sent by the Grantee shall be irrevocable and shall not be effective until actually received by the Company.

14.7	Any notice or other communication if sent to the Grantee shall be deemed to be given or made:

(a)	one (1) day after the date of posting, if sent by mail; and

(b)	when delivered, if delivered by hand.

14.8	A Grantee shall, before accepting an Offer or exercising his Option, obtain all necessary consents that may be required to enable him to accept the Offer or to exercise the Option and the Company to allot and issue to him in accordance with the provisions of this Scheme the Shares falling to be allotted and issued upon the exercise of his Option. By accepting an Offer or exercising his Option, the Grantee thereof is deemed to have represented to the Company that he has obtained all such consents. Compliance with this paragraph shall be a condition precedent to an acceptance of an Offer by a Grantee and an exercise by a Grantee of his Option. A Grantee shall indemnify the Company fully against all claims, demands, liabilities, actions, proceedings, fees, costs and expenses which the Company may suffer or incur (whether alone or jointly with other party or parties) for or in respect of any failure on the part of the Grantee to obtain any necessary consent or to pay tax or other liabilities referred therein.

14.9	A Grantee shall pay all tax and discharge all other liabilities to which he may become subject as a result of his participation in this Scheme or the exercise of any Option.

14.10	By accepting an Offer, an Eligible Participant shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for loss of any rights under this Scheme.

14.11	The Board shall have the power from time to time to make or vary regulations for the administration and operation of this Scheme. The Board shall also have the power to delegate its powers to grant Options to Eligible Participants and to determine the Subscription Price, to the Company’s chief executive officer from time to time, subject to the requirements and restrictions set out in this Scheme.

14.12	This Scheme and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

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